UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 10, 2008

JOMAR SPECIALTIES, INC.

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-139008	59-2318378
(Commission File Number)	(IRS Employer Identification No.)

3129 Tyrone Blvd.

St. Petersburg, Florida 33710

 (Address of principal executive offices and zip code)

727-381-2658

 (Registrant’s telephone number including area code)

NOT APPLICABLE

 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – BUSINESS AND OPERATIONS

Item 1.01

Entry Into A Material Definitive Agreement

On March 10, 2008, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Citysky Investment Holdings, Inc. (“Citysky”) and the sole shareholder of Citysky (“Shareholder”).  Pursuant to the terms of the Share Exchange Agreement, Jomar acquired 100% ownership of Citysky from the Shareholder.  Consideration by Jomar was the issuance of 6,492,000 shares of its common stock to Citysky (the “Exchange Shares”) in exchange for 100% ownership of Citysky. Immediately upon completion of the share exchange transaction through issuance of the Exchange Shares, Jomar had a total of approximately 8,000,000 shares of its common stock issued and outstanding. The Share Exchange Agreement closed subject to the provisions and conditions of the Share Exchange Agreement and the discretion of the parties.  The transaction set forth in the Share Exchange Agreement closed on the 10th day of March, 2008.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01

Completion of Acquisition or Disposition of Assets

On March 10, 2008, the Company’s majority shareholders, Joseph P. Flad, Jr. and Mary E. Flad, accepted offers from several purchasers to purchase some of their stock (the “Purchasers”). Pursuant to the terms of the stock offer and sale transactions, the Purchasers acquired an aggregate of 888,900 shares of Mr. and Mrs. Flad’s common stock.  Accordingly, a change of control of the Company occurred.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01

Changes in Control of The Registrant

Upon the completion of the stock offer and sale transactions described above in Item 2.01, a change in control of the Company occurred.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 10, 2008 the Board of Directors of the Company appointed Stetson Chung, age 41, to serve as Director and Chief Executive Officer of the Company.  Born in Hong Kong and educated in both Hong Kong and in the United States, Mr. Chung returned to Hong Kong in 1989 after graduating from Dartmouth College to found one of Hong Kong’s first high-technology research and development companies.  Mr. Chung is currently the Chairman and Chief Executive Officer of Citysky Investment Holdings Inc.

On March 10, 2008, Mr. Joseph P. Flad, Jr. voluntarily submitted his resignation as Chief Financial Officer, President and Director; his resignation was accepted on the same day.  Mr. Flad resigned to allow the incoming officers and directors the ability to move the company forward in a manner consistent with their management style.  Mr. Flad was appointed to the position of Vice President of U.S. Printing Operations.  Mr. Flad has no disagreements with the incoming officers or directors.

On March 10, 2008, Mrs. Mary E. Flad submitted her resignation as Secretary, Treasurer and Director; her resignation was accepted on the same day.  Mrs. Flad resigned to allow the incoming officers and directors the ability to move the company forward in a manner consistent with their management style.  Mrs. Flad has no disagreements with the incoming officers or directors.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

Financial Statements

Financial Statements of Citysky, the acquired company, will be filed in an Amendment to this report no later than May 22, 2008.

Exhibits

Exhibit No.	Description
2.1	Stock Purchase Agreement
17.1	Correspondence on Departure of Joseph P. Flad, Jr.
17.2	Correspondence on Departure of Mary E. Flad

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOMAR SPECIALTIES, INC.

Dated: March 10, 2008	By:	/s/ STETSON CHUNG
Name: Stetson Chung Title: President and Chief Executive Officer